UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

                             Date of report (Date of earliest event reported)  April 26, 2010

AMCORE FINANCIAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

0-13393	36-3183870
(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Street, Rockford, Illinois	61104
(Address of Principal Executive Offices)	(Zip Code)

(815) 968-2241
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 26, 2010, AMCORE Financial, Inc. (the “Company”) received a Nasdaq staff determination letter (the “Letter”) notifying the Company that its common stock will be delisted from The Nasdaq Stock Market.  Trading in the Company’s common stock was halted by Nasdaq on April 23, 2010.  In the Letter, the Nasdaq staff cited Listing Rules 5101, 5110(b) and IM-5101-1 in connection with its determination to delist the Company’s common stock.  The Company does not intend to appeal the delisting decision.  Trading in the Company’s common stock will be suspended on May 5, 2010.  A Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing and registration on The Nasdaq Stock Market.

The Letter advised the Company that the Company’s common stock would not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 29, 2010	AMCORE Financial, Inc.

(Registrant)

/s/ Judith Carré Sutfin

Judith Carré Sutfin
Executive Vice President and Chief Financial Officer,
(Duly authorized officer of the registrant
and principal financial officer)